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                                                                      Exhibit 24

                                POWER OF ATTORNEY

         We, the undersigned directors and officers of New Rockwell International Corporation, a Delaware corporation (the Corporation), hereby severally constitute WILLIAM J. CALISE, JR., EDWARD T. MOEN, II and PETER R. KOLYER, and each of them, singly, our true and lawful attorneys with full power to them and each of them to sign for us, and in our names and in the capacities indicated below, a Registration Statement or Registration Statements and any and all amendments (including post-effective amendments) and supplements thereto for the purpose of registering under the Securities Act of 1933, as amended, (i) shares of Common Stock, par value $1 per share, of this Corporation, (ii) shares of Class A Common Stock, par value $1 per share, of this Corporation, (iii) Preferred Share Purchase Rights of this Corporation and (iv) securities to be sold pursuant to (a) the Corporation's Savings Plan, (b) the Corporation's Savings Plan for Certain Represented Hourly Employees, (c) the Corporation's Retirement Savings Plan for Certain Employees, (d) the Allen-Bradley Savings and Investment Plan for Salaried Employees, (e) the Allen-Bradley Savings and Investment Plan for Hourly Employees, (f) the Reliance Electric Company Savings and Investment Plan, (g) the Corporation's 1995 Long-Term Incentives Plan, (h) the Corporation's 1988 Long-Term Incentives Plan and (i) the Corporation's 1979 Stock Plan for Key Employees.

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
      Signature                                        Title                                                  Date
      ---------                                        -----                                                  ----
/s/ Donald R. Beall                            Chairman of the Board and Chief                           September 11, 1996
----------------------------------             Executive Officer (principal executive
Donald R. Beall                                officer) and Director

/s/ Don H. Davis, Jr.                          Director                                                  September 11, 1996
----------------------------------
Don H. Davis, Jr.

/s/ W. Michael Barnes                          Senior Vice President, Finance &                          September 11, 1996
----------------------------------             Planning and Chief Financial Officer
W. Michael Barnes                              (principal financial officer)

/s/ Lawrence J. Komatz                         Vice President and Controller
----------------------------------             (principal accounting officer)                            September 11, 1996
Lawrence J. Komatz
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